                                                                   EXHIBIT 10.50

                     AGREEMENT FOR PURCHASE OF COMMON STOCK

         This Stock Purchase Agreement (this "Agreement") is made as of the 17th day of May, 1996, between Gargoyles, Inc., a Washington corporation ("Gargoyles"), The Timberland Company, a Delaware corporation ("Timberland," together with Gargoyles, the "Investors"), Douglas W. Lauer ("Founder") and The D.W. Lauer Company, a California corporation (the "Company" or "Seller").

         Investors and Seller agree as follows:

I.       PURCHASE OF COMMON STOCK

         1.01     GARGOYLES AGREEMENT TO PURCHASE

         Upon and subject to all of the terms and conditions set forth in this Agreement, Gargoyles agrees to purchase from Seller, and Seller agrees to issue to Gargoyles, 140,000 shares of common stock of the Company (the "Gargoyles Common Stock"), which will be seventy percent (70%) of the Company's issued and outstanding shares of common stock after their issuance, on a fully diluted basis. The purchase price for the Gargoyles Common Stock shall be the aggregate sum of One Million Two Hundred Thousand Dollars ($1,200,000). In addition, at any time after January 3, 1997 and before January 1, 2000 Gargoyles may be required to contribute Three Hundred Thousand Dollars ($300,000) to the capital of the Company if the Company deems such additional amount necessary and makes a demand or demands pursuant to the Contingent Demand Note (as defined below). The Company shall make a demand upon the request of either Founder or Timberland. No additional Common Stock shall be issued to Gargoyles in respect of the Contingent Demand Note.

         1.02     TIMBERLAND AGREEMENT TO PURCHASE

         Upon and subject to all of the terms and conditions set forth in this Agreement, Seller agrees to issue to Timberland 20,000 shares of common stock of the Company (the "Timberland Common Stock," together with the Gargoyles Common Stock, referred to hereafter as the "Common Stock") which will be ten percent (10%) of the Company's issued and outstanding shares of common stock after their issuance, on a fully diluted basis. The Timberland Common Stock shall be issued in consideration of Timberland entering into a License Agreement, of even date herewith, between Timberland, Gargoyles and the Company (the "License Agreement").

II.      CLOSING

         2.01     TIME AND PLACE

         The transaction shall be closed on May 17, 1996 at 10:00 o'clock a.m., Pacific Daylight Time (the "Closing Date"), at the offices of Steinhart & Falconer LLP, 333 Market Street, Suite 3200, San Francisco, California or at such other time and/or place as the parties may mutually agree.

         2.02     CLOSING PROCEDURE

         The following shall occur at the closing:

                  (a) Gargoyles shall deliver to Seller (i) the sum of One Hundred Thousand Dollars ($100,000), by wire transfer in accordance with instructions from the Company, (ii) a promissory note in the form attached hereto as Exhibit A in the amount of One Million One Hundred Thousand Dollars ($1,100,000) (the "Gargoyles Note"), and (iii) a contingent demand note in the form attached hereto as Exhibit B in the amount of Three Hundred Thousand Dollars ($300,000) (the "Contingent Demand Note"), as payment of the purchase price of the Gargoyles Common Stock.

                  (b) Timberland shall deliver to Seller a fully executed License Agreement as payment of the purchase price of the Timberland Common Stock.

III.     REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Investors as follows:

         3.01     ORGANIZATION

         The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, has full power and authority, and all necessary licenses, permits and qualifications, to own its properties and carry on its business as and where it is now being conducted and as proposed to be conducted, to execute and deliver this Agreement, and any other agreement to which the Company is a party and the execution and delivery of which is contemplated hereby (the "Ancillary Agreements"), to issue and sell the Common Stock, and to carry out the provisions of this Agreement and any Ancillary Agreements. The copies of the Articles of Incorporation of the Company (certified by the Secretary of State of California) and Bylaws of the Company (certified by the Secretary of the Company) heretofore delivered to each Investor include all amendments thereto and are full, true and correct of the Articles of Incorporation and Bylaws of the Company as presently in effect.


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         3.02     AUTHORIZATION

         All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and any Ancillary Agreements, the performance of all obligations of the Company hereunder and thereunder at the closing and the authorization, issuance, sale and delivery of the Common Stock being sold hereunder has been taken or will be taken prior to closing, and this Agreement and any Ancillary Agreements constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms. Seller has full power and authority to execute and deliver this Agreement and carry out the transactions contemplated hereby without the consent or approval of any other person or authority. Neither the execution and delivery of this Agreement nor the carrying out of the transactions contemplated hereby will: (i) violate or conflict with any of the terms, conditions or provisions of the articles of incorporation or bylaws of Seller; (ii) violate any legal requirements applicable to Seller; (iii) violate, conflict with, result in a breach of, constitute a default under (whether with or without notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or give any other party the right to terminate, any contract or permit applicable to Seller; (iv) result in the creation of any lien, charge or other encumbrance on the shares of capital stock or any asset of Seller; or (v) require Seller to obtain or make any waiver, consent, action, approval or authorization of, or registration, declaration, notice or filing with, any private non-governmental third party or any governmental authority.

         3.03     VALID ISSUANCE OF COMMON STOCK

         The Common Stock being purchased by each Investor hereunder, when issued, sold, and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable (other than the Gargoyles Common Stock, which will not be fully paid until the Gargoyles Note is paid in full) and will be free of restrictions on transfer other than restrictions on transfer under this Agreement or any Ancillary Agreements and under applicable state and federal securities laws.

         3.04     CAPITALIZATION

         Other than pursuant to this Agreement and the Investor Rights Agreement attached hereto as Exhibit E, there are no outstanding subscriptions, conversion privileges, warrants, options, rights, calls or other commitments of any character relating to any stock of the Company; and the Company is not a party or subject to any agreement or understanding, and there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with


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
respect to any security or the voting by a director of the Company. The authorized capital stock of the Company consists of 225,000 shares of common stock, no par value, of which prior to closing 40,000 shares are issued to Founder and outstanding.

         3.05     SUBSIDIARIES AND AFFILIATES

         The Company has no subsidiaries and no direct or indirect interest or investment, by way of stock ownership, debt or otherwise, in any corporation, association, or other entity or enterprise, and does not conduct any part of its business operations through any other entity in which the Company has an equity investment. The Company is not a participant in any joint venture, partnership, or similar arrangement.

         3.06     PROJECTIONS

         The projections attached hereto as Exhibit C (the "Projections"), disclose all assumptions made with respect to general economic, financial and market conditions in formulating such Projections. To the knowledge of Seller, no facts exist which would result in any material change in any of such Projections. The Projections are based upon reasonable estimates and assumptions, all of which are fair in light of current conditions, have been prepared on the basis of the assumptions stated therein, and reflect the reasonable estimate of Seller of the results of operations and other information projected therein. Notwithstanding the foregoing provisions, the parties agree that the representations and warranties set forth in this Section (i) relate solely to conditions existing through the Closing Date (but not thereafter), and
(ii) do not constitute a guarantee of future performance of Seller or an arrangement to adjust the consideration paid in respect of the Common Stock based on future performance.

         3.07     TRUTH AT CLOSING

         All representations and warranties contained in this Article III will be true at closing, as if made on and as of the date of closing, except to the extent of any changes or events specifically authorized by this Agreement, or beyond the control of the Company and disclosed to each Investor in writing at or before closing.

IV.      REPRESENTATIONS AND WARRANTIES OF EACH INVESTOR

         Each Investor represents and warrants to Seller as follows:


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
         4.01     INVESTOR'S STATUS

         Investor is a corporation duly organized, validly existing and in good standing under the laws of the state of Washington or Delaware, as appropriate.

         4.02     AUTHORITY

         At closing, the execution of and delivery of this Agreement by Investor and the execution of and delivery of the considerations and documents provided for herein by Investor in accordance with the terms and provisions of this Agreement will have been duly authorized by all necessary action.

         4.03     PURCHASE ENTIRELY FOR OWN ACCOUNT

         This Agreement is made with Investor in reliance upon Investor's representation to the Company, confirmed by Investor's execution of this Agreement, that the Common Stock to be purchased by Investor will be acquired for investment for Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Investor further represents that Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such persons or to any third person, with respect to the Common Stock.

         4.04     RELIANCE UPON INVESTOR'S REPRESENTATIONS

         Investor understands that the Common Stock is not registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that the Company's reliance on such exemption is predicated on the Investor's representations set forth herein. Investor realizes that the basis for the exemption may not be present if, notwithstanding such representations, Investor has in mind merely acquiring shares of Common Stock for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. Investor has no such intention.

         4.05     ACCREDITED INVESTOR

         Investor represents to the Company that except as otherwise disclosed to the Company, in writing, prior to its execution hereof, Investor is an accredited investor for purposes of exemption from registration under the Securities Act.


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         4.06     RESTRICTED SECURITIES

         Investor understands that the Common Stock may not be sold, transferred, or otherwise disposed of without registration under the 1933 Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Securities or an available exemption from registration under the 1933 Act, the Common Stock must be held indefinitely. In particular, Investor is aware that the Common Stock may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 is the availability of current information to the public about the Company. Such information is not now available and the Company has no present plans to make such information available.

         4.07     LEGENDS

         To the extent applicable, each certificate or other document evidencing the Common Stock shall be endorsed with the legend set forth below:

         THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

         THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT BY AND BETWEEN THE SHAREHOLDER, THE CORPORATION AND CERTAIN HOLDERS OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

         4.08     TRUTH AT CLOSING

         All representations and warranties contained in this Article IV will be true at closing, as if made at and as of the date of closing, except to the extent of any changes or events specifically authorized by this Agreement, or beyond the control of Investor and disclosed to Seller in writing at or before closing.


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V.       COVENANTS OF SELLER

         Seller covenants that so long as an Investor owns Common Stock, unless such Investor shall otherwise consent in writing:

         5.01     USE OF PROCEEDS

         The Company shall use the proceeds from the sale of the Common Stock substantially in accordance with the uses specified in Schedule 5.1.

VI.      COVENANTS OF INVESTORS

         6.01     INFORMATION TO BE HELD IN CONFIDENCE

         Unless and until the sale of the Common Stock has been consummated hereunder, each Investor and its officers, directors, stockholders and other representatives will hold in confidence, and will not use to the detriment of the Company, all data and information obtained from the Company in connection with this Agreement. If sale of the Common Stock is not consummated as herein provided, each Investor shall return to the Company all writings respecting such data and information as Seller may reasonably request and, together with their respective officers, directors and stockholders, shall retain in confidence and not use for its or their own benefit any data or information respecting the Company obtained in connection with this Agreement.

VII.     CONDITIONS PRECEDENT TO INVESTORS' PERFORMANCE

         The obligations of each Investor to purchase the Common Stock under this Agreement are subject to the satisfaction, at or before the time set for closing, of all of the following conditions (any one or more of which may be waived by Investors without prejudice to any right which it may have to damages on account of any breach of Seller):

         7.01     ACCURACY OF SELLER'S REPRESENTATIONS AND WARRANTIES

         All representations and warranties made by Seller in this Agreement shall have been true when made and shall be true at and as of the closing as though made at that time except to the extent of events specifically authorized by this Agreement but without exception for changes or events beyond the control of the Company.


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
         7.02     PERFORMANCE BY SELLER

         Seller shall have kept and performed all of its obligations under this Agreement to be kept and performed prior to or at closing.

         7.03     EMPLOYMENT AGREEMENT

         The Company shall have entered into an Employment Agreement with Founder substantially in the form of Exhibit D attached hereto.

         7.04     INVESTOR RIGHTS AGREEMENT

         Investors and Founder shall have entered into a Investor Rights Agreement substantially in the form of Exhibit E attached hereto.

         7.05     ABSENCE OF LITIGATION

         No action, suit or proceeding before any court or governmental body or authority pertaining to the sale of stock hereunder shall be pending or threatened.

VIII.    CONDITIONS PRECEDENT TO SELLER'S PERFORMANCE

         The obligations of the Company to sell the Common Stock under this Agreement are subject to the satisfaction, at or before the time set for closing, of all of the following conditions (any one or more of which may be waived by Seller without prejudice to any right it may have to damages on account of any breach or default by Investors):

         8.01     PERFORMANCE OF INVESTORS

         Each Investor shall have kept and performed all of the obligations under this Agreement to be kept and performed by such Investor prior to or at closing.

         8.02     ABSENCE OF LITIGATION

         No action, suit or proceeding before any court or governmental body or authority pertaining to the sale of the Common Stock hereunder shall be pending or threatened.

         8.03     ACCURACY OF REPRESENTATIONS AND WARRANTIES

         The representations and warranties made by each Investor in connection with the transactions contemplated hereby, contained in this Agreement or any document


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
delivered pursuant thereto, shall be substantially true and correct as of and at the time of closing.

IX.      INVESTOR RIGHTS

         The terms and provisions of the Investor Rights Agreement attached hereto as Exhibit E are hereby incorporated herein as if fully set forth.

X.       MISCELLANEOUS

         10.01    FINDERS OR BROKERS

         Each of the parties represents and warrants that it has dealt with no finder or broker in connection with the transactions contemplated by this Agreement and agrees to indemnify, defend through counsel reasonably satisfactory to the indemnified party, and hold harmless each other party against any loss, liability, damage, cost, claim or expense, including (but not limited to) attorneys' fees, interest or penalties, incurred by reason of any broker's commission or finder's fee, or other compensation, alleged to be payable because of any commitment made by the indemnifying party in reference to the transactions referred to in this Agreement.

         10.02    SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS

         All covenants, representations, warranties and agreements made by Investors or Seller in this Agreement shall survive the closing and remain operative and in full force and effect thereafter, and shall not be deemed merged in any document or instrument executed or delivered at closing.

         10.03    EXHIBITS

         The Schedules and Exhibits attached to this Agreement are a part of this Agreement and incorporated herein by reference.

         10.04    PUBLICITY

         Except as otherwise required by law: pending closing, all notices to third parties and all other publicity concerning the sale and purchase of the stock to be sold hereunder shall be jointly planned and coordinated by and among Seller and Investors; and neither Seller nor Investors shall act unilaterally in this regard without the prior written approval of the other, which approval shall not be unreasonably withheld.


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
         10.05    INTERPRETATION

         The section titles used herein are for convenience of reference only and shall not be considered as part of this Agreement nor limit or otherwise affect the meaning of any provision hereof.

         10.06    WAIVERS

         No waiver or failure of enforcement by any of the parties hereto of any term or condition of this Agreement shall be effective unless in writing, nor shall it operate as a waiver of any other breach of such term and condition or of any other term or condition.

         10.07    BINDING EFFECT

         The terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors and assigns of the parties but are not intended, nor shall this Agreement be construed, to confer any enforceable rights on any person not a party hereto.

         10.08    STATE LAWS

         This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         10.09    ENTIRE AGREEMENT

         This instrument contains the entire agreement between the parties with respect to the subject matter hereof, supersedes any and all prior negotiations, correspondence, understandings and agreements between the parties with respect to the subject matter hereof, and may be modified only by a written instrument executed by all parties hereto.

         10.10    NOTICES

         All notices to be given pursuant to this Agreement, and all notices of changed address given pursuant to this Section 10.10, shall be made in writing and, in respect of each notice, all periods of time hereunder shall begin or end on the day such notice is personally delivered to any recipient or on the third day after any such notice is deposited in the United States mails, in registered or certified form with return receipt requested, addressed to the recipient and with a copy likewise mailed to the respective attorney, at the respective addresses shown below or at such other addresses as any of the parties may hereafter designate by like written notice to the other parties.


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

         Party and Address                                    With a Copy Addressed To:
         -----------------                                    ------------------------

         If to Investors:

         Gargoyles, Inc.                                      Cynthia Pope, Esq.
         5866 S. 194th Street                                 Gargoyles, Inc.
         Kent, WA 98032                                       5866 S. 194th Street
         Attention:  Douglas B. Hauff, President              Kent, WA 98032

         The Timberland Company                               Hemmie Chang, Esq.
         200 Domain Drive                                     Ropes & Gray
         Stratham, NH 03885                                   One International Place
         Attention:  Kenneth Pucker, Vice President           Boston, MA 02110

         If to Founder:

         Douglas W. Lauer                                     Robb A. Scott, Esq.
         The D.W. Lauer Company                               Steinhart & Falconer LLP
         120 Emerald Drive                                    333 Market Street, Suite 3200
         Danville, California 94526                           San Francisco, CA 94105

         If to Seller:

         Douglas W. Lauer                                     Robb A. Scott, Esq.
         The D.W. Lauer Company                               Steinhart & Falconer LLP
         120 Emerald Drive                                    333 Market Street, Suite 3200
         Danville, California 94526                           San Francisco, CA 94105

         10.11    ATTORNEYS' FEES; INTEREST

                  (a) In any litigation between the parties to this Agreement, or any of them, arising under or relating to this Agreement, or any of the instruments, documents or agreements delivered at the closing, the prevailing party shall be entitled to recover reasonably incurred attorneys' fees and expenses of litigation incurred.

                  (b) If any damages or other amounts due from either party to the other under this Agreement is not paid when due, the delinquent amount shall bear interest at the reference rate established by Bank of America NT&SA as from time to time in effect (but at no time at a rate of interest in excess of any maximum rate of interest permitted by applicable law).


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
         10.12    FURTHER ASSURANCE

         Each of the parties shall execute all such further documents and perform all such further acts as any other party may reasonably request in order to carry into effect the purposes of this Agreement, and the Company agrees to use its best efforts (without being required to incur expense) to advance the interests of the Company to the end that Investors may obtain the benefit of the transactions contemplated hereunder.

         EXECUTED AS OF THE DATE FIRST ABOVE WRITTEN:

                                        SELLER:

                                        The D.W. Lauer Company,
                                        a California corporation



                                        By: /s/  Douglas W. Lauer
                                            ------------------------------------
                                            Name:   Douglas W. Lauer
                                            Title:  President

                                        INVESTORS:

                                        GARGOYLES, Inc.,
                                        a Washington corporation



                                        By: /s/  Douglas B. Hauff
                                            ------------------------------------
                                            Name:   Douglas B. Hauff
                                                    ----------------------------
                                            Title:  President
                                                    ----------------------------

                                        THE TIMBERLAND COMPANY,
                                        a Delaware corporation



                                        By: /s/  Jeffrey B. Swartz
                                            ------------------------------------
                                            Name:   Jeffrey B. Swartz
                                                    ----------------------------
                                            Title:  Executive Vice President and
                                                    ----------------------------
                                                    Chief Operating Officer
                                                    ----------------------------


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
FOUNDER

By:  /s/  Douglas W. Lauer
     -----------------------------
     Douglas W. Lauer










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